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                                                                   EXHIBIT 99.13
                                                                    ANNUAL GRANT
                                   P-COM, INC.
                               NOTICE OF GRANT OF
                             AUTOMATIC STOCK OPTION

                  Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of P-COM, Inc. (the "Corporation"):

                  Optionee:__________________________________________________

                  Grant Date:________________________________________________

                  Exercise Price:  $ _______________________________per share

                  Number of Option Shares:  2,000 shares

                  Expiration Date: __________________________________________

                  Type of Option:  Non-Statutory Stock Option

                  Date Exercisable:  Immediately Exercisable

                  Vesting Schedule: The Option Shares shall initially be unvested and subject to repurchase by the Corporation, at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall accordingly lapse with respect to, the Option Shares in a series of eight (8) successive equal quarterly installments upon the Optionee's completion of each successive three (3) month period of service as a Board member over the twenty-four
                  (24)-month period measured from the Grant Date. In no event shall any additional Option Shares vest following Optionee's cessation of service as a Board member for any reason other than death or Permanent Disability.

                  Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the P-COM, Inc. 1995 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.

                  Optionee hereby acknowledges receipt of a copy of the official Plan Summary and Prospectus in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.
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                  REPURCHASE RIGHT. OPTIONEE HEREBY AGREES THAT ALL OPTION
SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO A REPURCHASE RIGHT EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHT SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

                  No Impairment of Rights. Nothing in this Notice or in the attached Automatic Stock Option Agreement shall in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

                  Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

_______________________, 199__
         Date

                                       P-COM, INC.



                                       By: _________________________

                                       Title: ______________________

                                       _____________________________


                                       OPTIONEE

                                       Address: ____________________

                                       _____________________________

ATTACHMENTS
EXHIBIT A - AUTOMATIC STOCK OPTION AGREEMENT
EXHIBIT B - PLAN SUMMARY AND PROSPECTUS FOR NON-EMPLOYEE DIRECTORS
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                                    EXHIBIT A

                        AUTOMATIC STOCK OPTION AGREEMENT
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                                    EXHIBIT B

                           PLAN SUMMARY AND PROSPECTUS